Exhibit 99.2

FOR IMMEDIATE RELEASE

For Release: September 25, 2012

Contacts:

Ling Wang	Brad Captain
Capital Market Relations	Corporate Communications
investorrelations@nrucfc.coop	publicrelations@nrucfc.coop
800-424-2954	800-424-2954

National Rural Utilities Cooperative Finance Corporation Announces Reference Yield for Exchange Offer and Interest Rate for New Bonds

Dulles, Va. – National Rural Utilities Cooperative Finance Corporation (“CFC”) (NYSE: NRU, NRC) announced today the determination of the reference yield for its previously announced modified “Dutch Auction” exchange offer (the “Exchange Offer”) for $339,621,000 aggregate principal amount of 8.00% Medium Term Notes, Series C, due 2032 (the “Old Notes”), payable as set forth in the Offer to Exchange dated September 11, 2012 (the “Offering Memorandum”).

Pursuant to the terms of the Exchange Offer, the reference yield, as of 11:00 a.m., New York City time, on September 25, 2012, for the 3.000% U.S. Treasury Note due May 15, 2042, was 2.898%.

Withdrawal rights for the Exchange Offer expired at 5:00 p.m., New York City time, on September 24, 2012. The Exchange Offer will expire at 12:00 midnight, New York City time, on October 9, 2012, unless extended (the “Expiration Date”).

CFC also announced that it will pay interest on the Collateral Trust Bonds due November 1, 2032 (the “New Bonds”) to be issued in the Exchange Offer at a rate per annum equal to 4.023%, as calculated in accordance with the Offering Memorandum.

The New Bonds to be issued in the Exchange Offer have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the New Bonds may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and any applicable state securities laws.

The Exchange Offer is conditioned upon certain conditions described in the Offering Memorandum. CFC expressly reserves the right, at its sole discretion, subject to applicable law, to terminate the Exchange Offer at any time prior to the Expiration Date.

The Exchange Offer is only made, and copies of the documents relating to the Exchange Offer will only be made available, to the Eligible Holders of Old Notes. An eligible holder is a holder of Old Notes who has certified in an eligibility letter certain matters to CFC, including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or who is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act (“Eligible Holder”). Documents relating to the Exchange Offer will only be distributed to holders of the Old Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Old Notes that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offer, by calling toll-free (800) 488-8075 or collect (212) 269-5550 (banks and brokerage firms) or by e-mail at NRUCFC@dfking.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of offer to sell or purchase, or the solicitation of tenders or consents with respect to, the Old Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offer is being made solely pursuant to the Offering Memorandum and the related Letter of Transmittal made available to eligible holders of the Old Notes.

Forward-Looking Statements

This press release, including the information incorporated by reference herein, contains forward-looking statements about CFC, including those related to the offering of New Bonds and whether or not CFC will consummate the Exchange Offer. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projection, including statements about loan volume, the adequacy of the loan loss allowance, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could materially differ. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements and the costs and effects of legal or governmental proceedings involving CFC or its members. Some of these and other factors are discussed in our annual and quarterly reports previously filed with the Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, future events or changes in expectations after the date on which the statement is made.